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                                 ARTHUR ANDERSEN


                                                         Arthur Andersen LLP
                                                         101 Eisenhower Parkway
                                                         Roseland, NJ 07068-1099
                                                         973 403 6100

August 18, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sir/Madam:

We have read the statements made by Prime Hospitality Corp. (Prime) in the Form 8-K to be filed by Prime to report (pursuant to Item 4 of Form 8-K) the change in its certifying accountant. We agree with the statements made by Prime regarding our firm.

Very truly yours,
ARTHUR ANDERSEN LLP


Copy to:
Mr. Douglas Vicari, Senior Vice President and CFO, Prime Hospitality Corp.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PRIME HOSPITALITY CORP.


Date: August 24, 1999                 By:  /s/ A.F. Petrocelli
                                           -------------------------------------
                                           A.F. Petrocelli
                                           President and Chief Executive Officer


Date: August 24, 1999                 By:  /s/ Douglas Vicari
                                           -------------------------------------
                                           Douglas Vicari
                                           Senior Vice President and Chief
                                           Financial Officer


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